Explanation of Responses:
(1)  This Form 4 is filed on behalf of GoldenTree Asset Management LP (the “Advisor”), GoldenTree Asset Management LLC (the “General Partner”) and Steven A. Tananbaum (collectively, the “Reporting Persons”).  The Advisor is the investment manager or advisor to GoldenTree Distressed Fund 2014 LP (“GDF”), GoldenTree E Distressed Debt Fund II LP (“GEDD”), GT NM, L.P. (“GTNM”), GoldenTree Distressed Master Fund 2014 Ltd. (“GDMF”), GoldenTree E Distressed Debt Master Fund II LP (“GDDF”), GoldenTree Entrust Master Fund SPC on behalf of and for the account of Segregated Portfolio I (“GSPC”), GoldenTree Master Fund II, LTD (“GFII”), GoldenTree 2004 Trust (“GT”), Gold Coast Capital Subsidiary X Limited (“GC”), GoldenTree Master Fund, LTD (“GMF” and together with GDF, GEDD, GTNM, GDMF, GDDF, GSPC, GFII, GT and GC, the “Funds”) and certain separate accounts managed by the Advisor (the “Managed Accounts”) and may be deemed to have a pecuniary interest in the Common Stock directly held by the Funds and held in the Managed Accounts.  The General Partner is the general partner of the Advisor and may be deemed to have a pecuniary interest in the Common Stock reported herein in which the Advisor has a pecuniary interest.  Steven A. Tananbaum is the managing member of the General Partner and may be deemed to have a pecuniary interest in the Common Stock reported herein in which the Advisor and the General Partner have a pecuniary interest, and also directly holds shares of Common Stock.  The Advisor, the General Partner and the Funds disclaim beneficial ownership of the shares held directly by Steven A. Tananbaum.  Each Fund disclaims beneficial ownership of the shares held directly by each other Fund, the Managed Accounts and Steven A. Tananbaum.  Shares held directly by persons other than Steven A. Tananbaum, GDMF, GDDF, GSPC, GFII and GMF are reported on a separate Form 4 filed contemporaneously with this Form 4 due to the limitation on the number of transactions reportable on any single Form 4.
(2) Common Stock held directly by Steven A. Tananbaum.
(3) Common Stock held directly by GoldenTree Distressed Master Fund 2014 Ltd.
(4) Common Stock held directly by GoldenTree E Distressed Debt Master Fund II LP.
(5) Common Stock held directly by GoldenTree Entrust Master Fund SPC on behalf of and for the account of Segregated Portfolio I.
(6) Common Stock held directly by GoldenTree Master Fund II, LTD.
(7) Common Stock held directly by GoldenTree Master Fund, LTD.
(8) Common Stock held directly by a separate account managed by GoldenTree Asset Management LP.
(9) Common Stock held directly by a separate account managed by GoldenTree Asset Management LP.